BRIDGE CREDIT AGREEMENT

dated as of

February 7, 2020

among

NEXPOINT REAL ESTATE FINANCE OPERATING PARTNERSHIP, L.P.,

As Lead Borrower,

NEXPOINT STRATEGIC OPPORTUNITIES FUND, HIGHLAND INCOME FUND, HIGHLAND GLOBAL ALLOCATION FUND, NEXPOINT REAL ESTATE STRATEGIES FUND and CERTAIN SUBSIDIARIES OF THE LEAD BORROWER,

as Borrowers

and

The Lenders Party Hereto

and

KEYBANK, NATIONAL ASSOCIATION,

as Administrative Agent

2583485.2

2583485.4

iii

SCHEDULES:
Schedule 2.01	–	Commitments
Schedule 2.01A	–	Initial Advances
Schedule 3.07	–	Litigation Disclosure
Schedule 3.15	–	Subsidiaries
Schedule 6.09	–	Existing NREF Indebtedness
EXHIBITS:
Exhibit A	--	Form of Assignment and Acceptance
Exhibit B	–	RESERVED
Exhibit C	–	Form of Note
Exhibit D	–	Form of Interest Rate Election
Exhibit E	–	Form of Tax Compliance Certificate

iv

BRIDGE CREDIT AGREEMENT ("Agreement") dated as of

February 7, 2020

among

NEXPOINT REAL ESTATE FINANCE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the "Lead Borrower"), the other Borrowers party hereto, as borrowers,

NEXPOINT REAL ESTATE FINANCE, INC., a Maryland corporation, as guarantor (the

"Parent Guarantor"),

the LENDERS party hereto,

and

KEYBANK, NATIONAL ASSOCIATION, as Administrative Agent,

ARTICLE I

Definitions

Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

"ABR" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

"Account Control Agreement" means that certain Blocked Account Deposit Account Control Agreement dated as of the date hereof by and among the NREF Borrowers party thereto, the Administrative Agent, and NexBank Capital, Inc., as depository.

"Account Pledge" means that certain Account Pledge and Security Agreement dated as of the date hereof by and among certain of the Loan Parties and the Administrative Agent.

"Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

"Administrative Agent" means KeyBank, National Association, in its capacity as administrative agent for the Lenders hereunder.

"Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

"Advisor" means NexPoint Real Estate Advisors VII, L.P., a Delaware limited partnership.

"Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

"Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%, and (c) the LIBO Rate for an Interest Period of one month determined as of the applicable date for which the Alternate Base Rate is being determined plus one percent (1%). Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

"Anti-Corruption Laws" means all Legal Requirements of any jurisdiction concerning or relating to bribery or corruption, including without limitation, the Foreign Corrupt Practices Act of 1977.

"Anti-Money Laundering Laws" means all Legal Requirements related to the financing of terrorism or money laundering, including without limitation, any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the "Bank Secrecy Act," 31 U.S.C. §§ 5311-5330 and 12U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

"Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments of the Lenders represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

"Applicable Rate" means, a rate equal to (i) with respect to any Eurodollar Borrowing or Daily LIBOR Borrowing, one and three-quarters percent (1.75%) per annum, and (ii) with respect to any ABR Loan, three-quarters percent (0.75%) per annum.

"Approved Budget" means a budget delivered by the Parent Guarantor and approved by the Administrative Agent, in its sole discretion, setting forth certain costs and expenditures to be paid by the Parent Guarantor or the NREF Borrowers from the gross proceeds of the IPO in connection with the IPO, the Transactions, and related transactions.

"Approved Fund" has the meaning set forth in Section 9.04(b).

"Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by

Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

"Bail-In Action" means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

"Bail-In Legislation" means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time, which is described in the EU Bail-In Legislation Schedule.

"Beneficial Ownership Certification" means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

"Beneficial Ownership Regulation" means 31 C.F.R. § 1010.230.

"Benefit Plan" means any of (a) an "employee benefit plan" (as defined in ERISA) that is subject to Title I of ERISA, (b) a "plan" as defined in and subject to Section 4975 of the Code or

(c)any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such "employee benefit plan" or "plan".

"BHC Act Affiliate" of a party means an "affiliate" (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

"Board" means the Board of Governors of the Federal Reserve System of the United States of America.

"Borrower" means each NREF Borrower and each RIC Borrower.

"Borrowing" means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

"Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts or New York, New York are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan or Daily LIBOR Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

"Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

"Capital Stock" means, collectively, all shares of capital stock (whether denominated as common or preferred stock), equity interests, partnership, limited liability company, or membership interests, joint venture interests or other ownership interests in or equivalents of or in a Person (other than an individual), whether voting or non-voting, and to the extent not included in the foregoing, any of a member's or partner's control rights in such Person, including the rights to manage or participate in management, voting rights, inspection rights and other rights.

"Change in Control" means (a) except in connection with the IPO, Brian Mitts fails to be the sole shareholder of the Parent Guarantor and general partner of the OP; (b) from and after the consummation of the IPO, (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than thirty percent (30%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Parent Guarantor; (ii) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent Guarantor by Persons who were neither (x) nominated by the board of directors of the Lead Borrower nor (y) appointed by directors so nominated; or (iii) the acquisition of direct or indirect Control of the Parent Guarantor by any Person or group; (c) the replacement, removal or resignation of the Lead Borrower as general partner of each other NREF Borrower that is a partnership; (e) the replacement, removal or resignation of the Advisor as advisor to the Parent Guarantor, unless replaced with an Affiliate thereof; or (f) after the consummation of the IPO, the replacement, removal or resignation of NexPoint Real Estate Finance OP GP, LLC as general partner of the Lead Borrower.

"Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement by any Governmental Authority, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement. Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a "Change in Law", regardless of the date enacted, adopted or issued.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Collateral" means all property, tangible or intangible, real, personal or mixed, now or hereafter subject to the liens and security interests of the Loan Documents, or intended so to be, which Collateral shall secure the Obligations, including, without limitation, each Borrower's right, title, and interest in and to the Collateral Account, all proceeds on deposit therein, and each Freddie B-Piece.

"Collateral Account" means that certain account #1629146 maintained with NexBank Capital, Inc. wherein all gross cash proceeds payable to NREF with respect to the IPO will be deposited and which has been pledged to the Administrative Agent as Collateral pursuant to the Account Pledge and is subject to the sole dominion and control of the Administrative Agent pursuant to the Account Control Agreement.

"Commitment" means, with respect to each Lender, the commitment of such Lender to make Loans hereunder as set forth on Schedule 2.01, as the same may be decreased in accordance with Section 2.11(a). As of the Effective Date, the aggregate amount of the Lenders' Commitments is $95,000,000.00.

"Commodity Exchange Act" means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

"Connection Income Taxes" means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

"Contribution Agreement" means that certain Contribution and Assignment of Interests Agreement expected to be dated on or around February 11, 2020, by and among the Borrowers, the Parent Guarantor, and certain of their Affiliates.

"Contribution Transactions" means, collectively, one or more transactions undertaken in accordance with the Contribution Agreement pursuant to which certain Affiliates of the Parent Guarantor will contribute to certain NREF Borrowers or Subsidiaries thereof, certain assets, including the Freddie B-Pieces, in exchange for limited partnership units in certain Subsidiaries of the Lead Borrower.

"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, which includes the customary powers of a managing member of any limited liability company, any general partner of any limited partnership, or any board of directors of a corporation. "Controlling" and "Controlled" have meanings correlative thereto.

"Covered Entity" means any of the following: (a) a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

"Covered Party" has the meaning given that term in Section 9.18.

"Daily LIBOR" means, for any Business Day, the LIBO Rate as determined by the Administrative Agent for a Loan with an Interest Period of one month in the amount of the subject Daily LIBOR Loan.

"Debtor Relief Laws" means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, fraudulent conveyance, reorganization, or similar laws affecting the rights, remedies, or recourse of creditors generally, including without limitation the Bankruptcy Code and all amendments thereto, as are in effect from time to time during the term of this Agreement.

"Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

"Default Right" has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

"Defaulting Lender" means any Lender that: (a) has failed to perform any of its funding obligations hereunder, including in respect of its Commitment, within two (2) Business Days of the date required to be funded by it hereunder; (b) has notified a Borrower or Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder (unless such notification or public statement relates to such Lender's obligation to fund a Loan and indicates that such position is based on such Lender's good faith determination that a condition precedent (specifically identified and including the particular Default, if any) to funding a Loan is not or cannot be satisfied) or under other agreements in which it commits to extend credit; (c) has failed, within two (2) Business Days after written request by the Administrative Agent or a Borrower (and the Administrative Agent has received a copy of such request), to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has: (i) become the subject of a proceeding under any Debtor Relief Law or a Bail-In-Action; (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it; or (iii) in the good faith determination of the Administrative Agent, taken any material action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority; provided, further, that such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Lender.

"Delaware LLC" means any limited liability company formed under the laws of the State of Delaware.

"Delaware LLC Division" means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act, as amended from time to time.

"Designated Jurisdiction" means any country, region, or territory to the extent that such country, region, or territory itself, or its government, is the subject or target of any Sanction.

"Dollars" or "$" refers to lawful money of the United States of America.

"EEA Financial Institution" means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

"EEA Member Country" means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

"EEA Resolution Authority" means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

"Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

"Environmental Claim" means any notice of violation, action, claim, Environmental Lien, demand, abatement or other order or direction (conditional or otherwise) by any Governmental Authority or any other Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restriction, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Material, or other Release in, into or onto the environment (including, without limitation, the air, soil, surface water or groundwater) at, in, by, from or related to any property owned, operated or leased by a Borrower or any of its Subsidiaries or any activities or operations thereof; (ii) the environmental aspects of the transportation, storage, treatment or disposal of Hazardous Materials in connection with any property owned, operated or leased by a Borrower or any of its Subsidiaries or their operations or facilities; or (iii) the violation, or alleged violation, of any Environmental Laws or Environmental Permits of or from any Governmental Authority relating to environmental matters connected with any property owned, leased or operated by a Borrower or any of its Subsidiaries.

"Environmental Laws" means all applicable laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters and includes (without limitation) the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S.C. § 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. § 136 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. § 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Clean Air Act, 42 U.S.C. §7401 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., (to the extent the same relates to any Hazardous Materials), and the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state and local statutes.

"Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of a Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) exposure to any Hazardous Materials in violation of any Environmental Law, (c) the Release or threatened Release of any Hazardous Materials into the environment in violation of any Environmental Law or (d) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

"Environmental Lien" means any lien in favor of any Governmental Authority arising under any Environmental Law.

"Environmental Permit" means any permit required under any applicable Environmental Law or under any and all supporting documents associated therewith.

"Equity Interests" means, with respect to any Person, all of the shares, partnership or membership interests, economic and other rights, participations or other equivalents (however designated) of Capital Stock of such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of Capital Stock of such Person, all of the securities convertible into or exchangeable for shares of Capital Stock of such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, membership or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

"Equity Percentage" means the aggregate ownership percentage of a Borrower in each Unconsolidated Affiliate, which shall be calculated as the greater of (a) such Borrower's nominal capital ownership interest in the Unconsolidated Affiliate as set forth in the Unconsolidated Affiliate's organizational documents, and (b) such Borrower's economic ownership interest in the Unconsolidated Affiliate, reflecting such Borrower's share of income and expenses of the Unconsolidated Affiliate.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

"ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

"ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30- day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by a Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by a Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

"EU Bail-In Legislation Schedule" means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

"Eurodollar," when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

"Event of Default" has the meaning assigned to such term in Article VII.

"Excluded Swap Obligation" means, with respect to the liability of any Borrower with respect to a Swap Obligation, including the grant of a security interest to secure such Swap Obligation, any Swap Obligation if, and to the extent that, such Swap Obligation is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Borrower's failure for any reason to constitute an "eligible contract participant" as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability or grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under an agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Swap Obligation or security interest is or becomes illegal

"Excluded Taxes" means, any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or its Commitment pursuant to Legal Requirements in effect on the date on which (i) such Lender acquires such interest in the Loan or its Commitment (other than pursuant to an assignment request by the Borrowers under Section 2.18(b)as a result of costs sought to be reimbursed pursuant to Section 2.16 or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16 amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient's failure to comply with Section 2.16 and (d) any U.S. federal withholding Taxes imposed under FATCA.

"FATCA" means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

"Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. Notwithstanding the foregoing, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed zero for the purposes of this Agreement.

"Fee Letter" means that certain fee letter dated as of the date hereof by and among the Borrowers and the Administrative Agent.

"Financial Officer" means the chief financial officer or the chief accounting officer of the Lead Borrower or any RIC Borrower.

"Financing Statements" means all such Uniform Commercial Code financing statements as the Administrative Agent shall require, duly authorized by the Borrowers, to give notice of and to perfect or continue perfection of the Lenders' security interest in all Collateral.

"Foreign Lender" means, if a Borrower is a U.S. Person, a Lender that is not a U.S. Person, and if a Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.

"Freddie Mac B-Piece" means, each of (i) those certain Class C Multifamily Mortgage Pass-Through Certificates, Series 2019-KF60 issued by FREMF 2019-KF60 Mortgage Trust (CUSIP: 30308HAJ7) and (ii) those certain Class C Multifamily Mortgage Pass-Through Certificates, Series 2019-KF72 issued by FREMF 2019-KF72 Mortgage Trust (CUSIP: 30314JAC0).

"GAAP" means generally accepted accounting principles in the United States of America, subject to the provisions of Section 1.04.

"Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

"Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,

(a)to purchase or pay (or advance or supply funds for the purchase or payment of) such

Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

"Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances or wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law; provided, that Hazardous Materials shall not include any such substances or wastes utilized or maintained at the Real Property in the ordinary course of business and in accordance with all applicable Environmental Laws.

"Hedging Agreement" means any interest rate protection agreement (including an interest rate cap), foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

"Hedging Obligations" means, with respect to a Borrower or any Subsidiary thereof, any obligations arising under any Hedging Agreement entered into with the Administrative Agent or any Lender with respect to the Loans. Under no circumstances shall any of the Hedging Obligations secured or guaranteed by any Loan Document as to a surety or guarantor thereof include any obligation that constitutes an Excluded Swap Obligation of such Person.

"Impacted Interest Period" has the meaning set forth in the definition of LIBO Rate.

"Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, including mandatorily redeemable preferred stock, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, but excluding customary non-recourse, carveout guarantees and environmental indemnitees until such time as such guarantees or indemnitees become a recourse obligation, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (k) all obligations, contingent or otherwise, of such Person with respect to any Hedging Agreements (calculated on a mark-to-market basis as of the reporting date), and (l)

payments received in consideration of sale of an ownership interest in a Borrower when the interest so sold is determined, and the date of delivery is, more than one (1) month after receipt of such payment and only to the extent that the obligation to deliver such interest is not payable solely in such interest of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Indebtedness shall be calculated on a consolidated basis in accordance with GAAP, and including (without duplication) the Equity Percentage of Indebtedness for the Lead Borrower's Unconsolidated Affiliates.

"Indemnified Taxes" means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrowers under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.

"Interest Election Request" means a request by the Borrowers to convert or continue the then outstanding amount of a Borrowing in accordance with Section 2.08.

"Interest Payment Date" means the First Business Day of each calendar month.

"Interest Period" means with respect to any Eurodollar Loan, the period commencing on the date that the then outstanding portion of the Loan is converted to or continued as a Eurodollar Loan, and ending on the numerically corresponding day in the calendar month that is one (1) month thereafter; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

"Interpolated Rate" means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Rate for the longest period for which the LIBO Rate is available that is shorter than the Impacted Interest Period; and (b) the LIBO Rate for the shortest period for which that LIBO Rate is available that exceeds the Impacted Interest Period, in each case, at such time.

"IPO" means the initial public offering of Parent Guarantor's common Equity Interests

(a)pursuant to which Parent Guarantor has agreed to issue 5,000,000 shares of its common stock to the Underwriter for a purchase price of $17.67, (b) resulting in such common Equity Interests being traded on the New York Stock Exchange, and (c) resulting in the consummation of the Contribution Transactions and other related transactions set forth in the S-11 registration statement filed on December 23, 2019 by the Parent Guarantor with the SEC in respect thereof.

"KeyBank" means KeyBank, National Association, in its individual capacity.

"Legal Requirement" means any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

"Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

"LIBO Rate" means, subject to Section 2.14(b), with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars) for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the "LIBOR Screen Rate") at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that (i) if the LIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further that if the LIBOR Screen Rate shall not be available at such time for such Interest Period (an "Impacted Interest Period") then the LIBO Rate shall be the Interpolated Rate; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement, and (ii) if no such rate administered by ICE Benchmark Administration (or by such other Person that has taken over the administration of such rate for U.S. Dollars) is available to the Administrative Agent, the applicable LIBO Rate for the relevant Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which KeyBank or one of its Affiliate banks offers to place deposits in U.S. dollars with first class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of the relevant Eurodollar Loan and having a maturity equal to such Interest Period.

"LIBOR Screen Rate" is defined in the definition of LIBO Rate

"Lien" means, with respect to an asset, (a) any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, negative pledge, collateral assignment, encumbrance, deposit arrangement, charge or security interest in, on or of such asset; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; (c) the filing under the Uniform Commercial Code or comparable law of any jurisdiction of any financing statement naming the owner of the asset to which such Lien relates as debtor; (d) any other preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation; and (e) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities, including any dividend reinvestment or redemption plans.

"Loan" means, each the loans made by the Lenders to the Borrowers pursuant to this Agreement; "Loans" means, collectively, all of such Loans outstanding at any given time.

"Loan Documents" means this Agreement, the Notes, the Parent Guaranty, the Security Documents, the Financing Statements, the Fee Letter, and all other instruments, agreements and written obligations executed and delivered by any of the Loan Parties in connection with the transactions contemplated hereby.

"Loan Party" means each Borrower and the Parent Guarantor.

"Mandatory Prepayment" has the meaning set forth in Section 2.11(d).

"Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, or financial condition of (i) the Loan Parties and their Subsidiaries taken as a whole,

(b)the ability of any of the Loan Parties to perform their obligations under the Loan Documents or (c) the rights of or benefits available to the Administrative Agent or the Lenders under the Loan Documents; provided, however, that none of the following shall constitute, or shall be considered in determining whether there has occurred, and no event, circumstance, change or effect resulting from or arising out of any of the following shall constitute, a Material Adverse Effect: (A) changes in the national or world economy or financial markets as a whole or changes in general economic conditions that affect the industries in which the Loan Parties and their Subsidiaries conduct their business, so long as such changes or conditions do not adversely affect the Borrowers and their Subsidiaries, taken as a whole, in a materially disproportionate manner relative to other similarly situated participants in the industries or markets in which they operate;

(B) any change in applicable Law, rule or regulation or GAAP or interpretation thereof after the date hereof, so long as such changes do not adversely affect the Loan Parties and their Subsidiaries, taken as a whole, in a materially disproportionate manner relative to other similarly situated participants in the industries or markets in which they operate; (C) the failure, in and of itself, of a Loan Party to meet any published or internally prepared estimates of revenues, earnings or other financial projections, performance measures or operating statistics; (D) a decline in the price, or a change in the trading volume, of the Parent Guarantor or any RIC Borrower; and (E) compliance with the terms of, and taking any action required by, this Agreement, or taking or not taking any actions at the request of, or with the consent of, the Administrative Agent.

"Material Contract" means any contract or other arrangement (other than Loan Documents), whether written or oral, to which any Loan Party is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect, including, without limitation, the Contribution Agreement.

"Maturity Date" means the earlier of (i) March 8, 2020, and (ii) the date on which the Loans shall become due and payable pursuant to the terms hereof.

"Maximum Rate" shall have the meaning set forth in Section 9.13.

"Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of

ERISA.

"Net IPO Proceeds" means, an amount equal to (i) the gross cash proceeds received by the Parent Guarantor from the issuance of its common Equity Interests pursuant to the IPO less

(ii)the aggregate amount of costs and expenses related to the IPO and the Transactions that the Parent Guarantor and/or the NREF Borrowers are permitted to pay from such gross proceeds in accordance with the Approved Budget.

"Note" means a promissory note in the form attached hereto as Exhibit C payable to a Lender evidencing certain of the obligations of one or more of the Borrowers under this Agreement to such Lender and executed by the applicable Borrowers, as the same may be amended, supplemented, modified or restated from time to time; "Notes" means, collectively, all of such Notes outstanding at any given time.

"NREF Borrower" means, each of (i) NexPoint Real Estate Finance Operating Partnership, L.P., NREF OP I, L.P., NREF OP II, L.P., and NREF OP IV, L.P., each a Delaware limited partnership, and (ii) NREF OP I SubHoldco LLC, NREF OP II SubHoldco LLC, and NREF OP IV REIT Sub, LLC, each a Delaware limited liability company.

"Obligations" means the payment of the principal sum, interest at variable rates, charges and indebtedness with respect to the Loans (as may be evidenced by the Notes) including any extensions, renewals, replacements, increases, modifications and amendments thereof, given by any Borrower to the order of the respective Lenders, the payment, performance, discharge and satisfaction of each covenant, warranty, representation, undertaking and condition to be paid, performed, satisfied and complied with by any Borrower under and pursuant to this Agreement or the other Loan Documents, the payment of all costs, expenses, legal fees and liabilities incurred by Agent and the Lenders in the enforcement or collection thereof, and the payment, performance, discharge and satisfaction of all other liabilities and obligations of the Borrowers under the Loan Documents to Agent or any Lender, whether now existing or hereafter arising, direct or indirect, absolute or contingent, and regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several, and whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, and including interest and fees that accrue after the commencement by or against any Borrower or any Affiliate thereof of any proceeding under any bankruptcy or other insolvency proceeding naming such person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceedings. For the avoidance of doubt, "Obligations" shall not include any indebtedness, liabilities, obligations, covenants or duties in respect of Hedging Obligations.

"OFAC" has the meaning set forth in Section 3.16.

"OP" means NexPoint Real Estate Finance Operating Partnership, L.P., a Delaware limited partnership.

"Other Taxes" means, all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19(b) as a result of costs sought to be reimbursed pursuant to Section 2.17).

"Parent Guarantor" has the meaning set forth in the preamble hereto.

"Parent Guaranty" means that certain Guaranty Agreement dated as of the date hereof by the Parent Guarantor in favor of the Administrative Agent.

"Patriot Act" has the meaning set forth in Section 9.14

"PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

"Permitted Encumbrances" means:

(a)non-consensual Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05; and

(b)Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights or remedies as to deposit accounts or securities accounts;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

"Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

"Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which a Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

"Plan of Division" means a plan of division adopted by a Delaware LLC as required by any applicable governmental authority in order to legally effectuate a Delaware LLC Division, including, without limitation, a plan of division as described in Section 18-217 of the Delaware Limited Liability Company Act, as amended from time to time.

"Pledge Agreement" means that certain Pledge and Security Agreements dated as of the date hereof, executed by each Borrower in favor of Administrative Agent.

"Prime Rate" means the rate of interest per annum publicly announced from time to time by KeyBank, National Association, as its prime rate in effect at its principal office in Cleveland,

Ohio; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

"Principal Obligation" means, as of any date of determination, the aggregate outstanding amount of the Loans on such date, after giving effect to any Borrowings or prepayments being made on such date.

"PTE" means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

"QFC" has the meaning assigned to the term "qualified financial contract" in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

"QFC Credit Support" has the meaning given that term in Section 9.18.

"Qualified ECP Party" means, in respect of any interest rate cap, swap or other hedging obligation, each Person which is a Borrower that has total assets exceeding $10,000,000 at the time such Borrower's guarantee, mortgage and/or other credit or collateral support, of such interest rate cap, swap or other hedging obligation secured pursuant to the Deed to Secure Debt becomes effective, or otherwise constitutes an "eligible contract participant" under the Commodity Exchange Act or any regulations promulgated thereunder

"Real Property" means, collectively, all interest in any land and improvements located thereon (including direct financing leases of land and improvements owned by a Borrower or any of Borrower's Subsidiaries), together with all equipment, furniture, materials, supplies and personal property now or hereafter located at or used in connection with the land and all appurtenances, additions, improvements, renewals, substitutions and replacements thereof now or hereafter acquired by a Borrower or any of Borrower's Subsidiaries.

"Recipient" means, each of the Administrative Agent and any Lender.

"Register" has the meaning set forth in Section 9.04.

"Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

"Release" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the indoor or outdoor environment or into or out of any property in violation of applicable Environmental Laws.

"Remedial Action" means all actions, including without limitation any capital expenditures, required or necessary to (i) clean up, remove, treat or in any other way address any Hazardous Material; (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material so it does not migrate or endanger public health or the environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (iv) bring facilities on any property owned or leased by a Borrower or any of its Subsidiaries into compliance with all Environmental Laws.

"Required Lenders" means, as of any date of determination, Lenders having more than 66 2/3% of the Commitments or, if the Commitments of each Lender to make Loans have been terminated pursuant to Article VII, Lenders holding in the aggregate at least 66 2/3% of the aggregate Obligations; provided that the Commitment of, and the portion of the Obligations held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

"Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any ownership interests in any Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such ownership interests in a Loan Party or any option, warrant or other right to acquire any such shares of capital stock of a Loan Party.

"RIC Borrower" means, each of NexPoint Strategic Opportunities Fund, a Delaware trust; Highland Income Fund, a Massachusetts business trust; Highland Global Allocation Fund, a Massachusetts business trust; and NexPoint Real Estate Strategies Fund, a Delaware trust.

"Security Documents" means, collectively, the Pledge Agreement, the Account Pledge, the Account Control Agreement, each securities account control agreement with respect to securities accounts in which Collateral is held, and each other Pledge and Security Agreements or Security Agreements or other documents or instrument executed by a Loan Party in favor of Administrative Agent to secure the Obligations and the Hedging Obligations or perfect the Administrative Agent's security interests in the Collateral.

"Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Governmental Authority to which the Administrative Agent is subject, with respect to the Adjusted LIBO Rate, for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

"Subsidiary" means, with respect to a Loan Party, as applicable (the "parent"), at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by parent, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent.

"Supported QFC" has the meaning given that term in Section 9.18.

"Swap Obligation" means, any Hedging Obligation that constitutes a "swap" within the meaning of section 1a(47) of the Commodity Exchange Act.

"Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

"Transactions" means the execution, delivery and performance by the Borrowers of the Loan Documents, the borrowing of the Loans, and the use of the proceeds thereof.

"Type," when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowings, is determined by reference to the Adjusted LIBO Rate, the Daily LIBO Rate, or the Alternate Base Rate.

"Unconsolidated Affiliate" means, without duplication, in respect of any Person, any other Person (other than a Person whose stock is traded on a national trading exchange) in whom such Person holds a voting equity or ownership interest and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

"Underwriter" means each of Raymond James & Associates, Inc., Keefe, Bruyette & Woods, Inc., and Robert W. Baird & Co. Incorporated.

"Underwriting Agreement" means that certain Underwriting Agreement dated as of February 6, 2020 by and among the Parent Guarantor, the Lead Borrower, and the Advisors, on one hand, and the Underwriters, on the other, pursuant to which the Underwriters have agreed to purchase Equity Interests in the Parent Guarantor on the terms and subject to the conditions set forth therein.

"U.S. Person" means any Person that is a "United States Person" as defined in Section 7701(a)(30) of the Code.

"U.S. Special Resolution Regimes" has the meaning given that term in Section 9.18.

"Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

"Withholding Agent" means any Borrower and the Administrative Agent.

"Write-Down and Conversion Powers" means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write- down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a "Eurodollar Loan"). Borrowings also may be classified and referred to by Type (e.g., a "Eurodollar Borrowing").

Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes," and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein," "hereof," and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and

(e)the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if a Borrower notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

Section 1.05 Several Liability of RIC Borrowers; Joint and Several Liability of NREF Borrowers; Lead Borrower as Agent.

(a)Each RIC Borrower shall be severally liable for the Loans made to it and its other Obligations and shall not be liable for the Loans or other Obligations of any other Borrower and each NREF Borrower, jointly and severally, hereby assumes and agrees fully, faithfully, and punctually to discharge all Indebtedness and other Obligations of all of the other Borrowers.

(b)Notwithstanding the foregoing, it is the intent of each NREF Borrower and the Lenders that in any proceeding under any Debtor Relief Laws, such NREF Borrower's maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such NREF Borrower hereunder (or any other obligations of such NREF Borrower to the Lenders under the Loan Documents) to be avoidable or unenforceable against such NREF Borrower in such proceeding as a result of any Legal Requirements, including, without limitation, (i) Section 548 of the Bankruptcy Code of the United States and (ii) any state fraudulent transfer or fraudulent conveyance act or statute applied in such proceeding, whether by virtue of Section 544 of the Bankruptcy Code of the United States or otherwise. The Legal Requirements under which the possible avoidance or unenforceability of the obligations of such Borrower hereunder (or any other obligations of such Borrower to the Lender under the Loan Documents) shall be determined in any such proceeding are referred to herein as "Avoidance Provisions". Accordingly, to the extent that the obligations of a NREF Borrower hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Obligations for which such NREF Borrower shall be liable hereunder shall be reduced to the greater of (A) the amount which, as of the time any of the obligations of such NREF Borrower are deemed to have been incurred by such NREF Borrower under the Avoidance Provisions, would not cause the obligations of such NREF Borrower hereunder (or any other obligations of such NREF Borrower to the Lender under the Loan Documents), to be subject to avoidance under the Avoidance Provisions or (B) the amount which, as of the time demand is made hereunder upon such Borrower for payment on account of the Obligations, would not cause the obligations of such NREF Borrower hereunder (or any other obligations of such Borrower to the Lender under the Loan Documents), to be subject to avoidance under the Avoidance Provisions. The provisions under this Section are intended solely to preserve the rights of the Lenders hereunder to the maximum extent that would not cause the obligations of any Borrower hereunder to be subject to avoidance under the Avoidance Provisions, and no Borrower or any other Person shall have any right or claim under this Section as against the Administrative Agent or any Lender that would not otherwise be available to such Person under the Avoidance Provisions

(c)Administrative Agent and/or any Lender may deal with any Borrower hereunder as if it were the sole obligor, without impairing in any way the liability of any other Borrower. Without limiting the generality of that right, the Administrative Agent (on behalf of Lenders) may in particular (and without limitation) waive defaults by any Borrower hereunder, or extend or compromise the liability of any such Person without the consent of the other Borrowers hereunder. Each Borrower hereunder agrees that any release which may be given to any Borrower shall not release any other Borrower from its Obligation hereunder, and each such Borrower hereby waives any right to assert against the Administrative Agent and/or any Lender any defense (legal or equitable), set off, counterclaim, or claims which any such Person individually may now or any time hereafter have against any other Borrower. Upon the repayment in full of the Loans and other Obligations owed by any RIC Borrower, such RIC Borrower at its request may be released from its obligations under the Loan Documents.

(d)Each Borrower hereby irrevocably appoints the Lead Borrower as its agent and attorney-in-fact for the purpose of requesting and obtaining Borrowings hereunder, including delivery of any Interest Election Request, and such Borrower shall be obligated to the Administrative Agent and the Lenders up to its pro rata share (in accordance with this section) of Borrowings so made as if made directly by the Lenders to such Person. Further, each Borrower hereby irrevocably appoints the Lead Borrower as its agent and attorney-in-fact for all other purposes under the Loan Documents, including the giving and receiving of notices and other communications and the giving of consents or approvals pursuant to the terms hereof. Any request by the Lead Borrower for a Borrowing shall in all events be deemed and construed as a request for such Borrowing by all applicable Borrowers hereunder.

(e)The proceeds of each loan and advance provided under the Loans which is requested by the Lead Borrower shall be advanced as and when otherwise provided herein or as otherwise indicated by the Lead Borrower. The Lead Borrower shall cause the transfer of the proceeds thereof to the Borrower(s) on whose behalf such loan and advance was obtained. Neither the Administrative Agent nor any Lender shall have any obligation to see to the application of such proceeds.

(f)It is understood and agreed that the handling of this credit facility on a joint borrowing basis as set forth in this Agreement is solely as an accommodation to each Borrower and at their request. Accordingly, the Administrative Agent and the Lenders are entitled to rely, and shall be exonerated from any liability for relying upon, any Interest Election Request, or any other request or communication made by a purported officer of Lead Borrower without the need for any consent or other authorization of any other Borrower and upon any information or certificate provided on behalf of any Borrower by a purported officer of such Borrower, and any such request or other action shall be fully binding on each Borrower as if made by it.

Section 1.06 Divisions. For all purposes under the Loan Documents, in connection with any division or Plan of Division under Delaware law (or any comparable event under a different jurisdiction's laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time

ARTICLE II

The Loans

Section 2.01 [Intentionally Omitted].

Section 2.02 Commitments. Subject to the terms and conditions set forth herein, each Lender severally agrees to make term loans (each, a "Loan"; and, collectively, the "Loans") to each Borrower on the Effective Date in the amount set forth on Schedule 2.01A hereto and in a maximum aggregate principal amount not to exceed such Lender's Commitment; provided, that, in all events, (i) no Default or Event of Default shall have occurred and be continuing, and (ii) the Principal Obligation (after giving effect to all amounts requested) shall not at any time exceed the aggregate Commitments. In addition to all other conditions for a Borrowing set forth in this Agreement, the Borrowers shall execute such documents and take such actions as the Administrative Agent may reasonably request in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Collateral. Each Loan shall be made in immediately available funds in accordance with instructions provided by the Borrowers. Once repaid, no portion of the Loans may be reborrowed.

Section 2.03 Loans and Borrowings.

(a)Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

(b)Subject to Section 2.13, each Borrowing shall be comprised entirely of ABR Loans, Daily LIBOR Loans, and/or Eurodollar Loans as the Borrowers may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

(c)At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of four (4) Eurodollar Borrowings outstanding.

(d)Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.04 [Intentionally Omitted].

Section 2.05 [Intentionally Omitted].

Section 2.06 Funding of Borrowings.

(a)If Administrative Agent, in its sole discretion, has approved the making of any Loan on account of any requested Borrowing, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Boston, Massachusetts time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrowers by promptly crediting the amounts so received, in like funds, to an account of the Borrowers maintained with the Administrative Agent in Boston, Massachusetts, or wire transferred to such other account or in such manner as may be designated by the Lead Borrower in writing.

(b)Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers (collectively) severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to the corresponding Loan made to the Borrowers. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing. If Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to Borrowers the amount of such interest paid by Borrowers for such period. Any payment by Borrower shall be without prejudice to any claim any Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(c)Each Lender may: (a) designate its principal office or a branch, subsidiary or Affiliate of such Lender as its lending office (and the office to whose accounts payments are to be credited) for any Eurodollar Loan; (b) designate its principal office or a branch, subsidiary or Affiliate as its lending office (and the office to whose accounts payments are to be credited) for any ABR Loan and (c) change its lending office from time to time by notice to Administrative Agent and Borrowers. In such event, such Lender shall continue to hold the Note, if any, evidencing its loans for the benefit and account of such branch, subsidiary or Affiliate. Each Lender shall be entitled to fund all or any portion of its Commitment in any manner it deems appropriate, consistent with the provisions of this Section 2.06, but for the purposes of this Credit Agreement such

Lender shall, regardless of such Lender's actual means of funding, be deemed to have funded its Commitment in accordance with the interest option selected from time to time by the Borrowers for such Borrowing period

Section 2.07 Reserved.

Section 2.08 Interest Elections.

(a)Each Borrowing initially shall be of the Type specified in writing prior to the Effective Date and, in the case of a Eurodollar Borrowing, shall have an initial

Interest Period as specified in therein. Thereafter, the Borrowers may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrowers may elect different interest options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)To make an election pursuant to this Section, the Borrowers shall notify the Administrative Agent of such election by telephone not less than (x) one (1) Business Day prior to the proposed conversion date with respect to ABR Borrowing or Daily LIBOR Borrowing and (y) two (2) Business Days prior to the proposed conversion date with respect to a Eurodollar Borrowing. Each such telephonic conversion request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written request in the form of Exhibit D attached hereto (an

"Interest Election Request") and hereby made a part hereof and signed by the Lead

Borrower.

(c)Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.03:

(i)the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing;

(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)whether the resulting Borrowing is to be an ABR Borrowing, Daily LIBOR Borrowing, or a Eurodollar Borrowing; and

(iv)if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Loan but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one (1) month's duration.

(d)Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

(e)If the Borrowers fail to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Eurodollar Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrowers, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and

(ii)unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.09 Reserved.

Section 2.10 Repayment of Loans; Evidence of Debt.

(a)Each RIC Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of the Loans made to such RIC Borrower on the Maturity Date. Each NREF Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of all Loans on the Maturity Date. At the request of each Lender, the Loans made by such Lender shall be evidenced by a Note payable to such Lender in the amount of such Lender's Commitment.

(b)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)The Administrative Agent shall maintain accounts in which it shall record

(i)the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

(d)The entries made in the accounts maintained pursuant to paragraph (b)

or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

Section 2.11 Prepayment of Loans.

(a)Each Borrower shall have the right at any time and from time to time to prepay, without penalty, any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section, and subject to Section 2.15, if applicable.

(b)The Borrowers shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., Boston, Massachusetts time, three (3)

Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing or Daily LIBOR Borrowing, not later than 11:00 a.m., Boston, Massachusetts time, one (1) Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that is an integral multiple of $100,000 and not less than $200,000. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

(c)In connection with the prepayment of any portion of the Loan prior to the expiration of the Interest Period applicable thereto, the Borrowers shall also pay any applicable expenses pursuant to Section 2.15.

(d)The Borrowers shall prepay the Loans (each a "Mandatory Prepayment")

as follows:

(i)No later than February 11, 2020, in an amount equal to one hundred percent (100%) of the Net IPO Proceeds; and

(ii)Promptly after receipt thereof, in an amount equal to one hundred percent (100%) of the net proceeds (A) payable to any Loan Party (after payment of usual and customary closing costs and expenses and repayment of any Indebtedness secured by such Collateral) generated by the sale, finance, refinance or other recapitalization of any Collateral owned directly or indirectly by a Borrower, and (B) payable to any Loan Party (after payment of usual and customary closing costs and expenses) generated by the incurrence of any other Indebtedness (including any refinancings or replacements of existing Indebtedness and proceeds from any repurchase agreements) after the date hereof.

All Mandatory Prepayments shall be applied to the prepayment of the Loans until the Loans have been repaid in full.

(e)Amounts to be applied to the prepayment of the Loans pursuant to any of the preceding subsections of this Section shall be applied, first, to reduce outstanding ABR Loans, next, to the extent of any remaining balance, to reduce outstanding Daily LIBOR Loans, and next, to the extent of any remaining balance, to reduce outstanding Eurodollar Loans.

Section 2.12 Intentionally Omitted.

Section 2.13 Interest.

(a)The Loans comprising each ABR Borrowing shall bear interest at the lesser of (x) the Alternate Base Rate plus the Applicable Rate, or (y) the Maximum Rate.

(b)The Loans comprising each Eurodollar Borrowing shall bear interest at the lesser of (a) the Adjusted LIBO Rate for the Interest Period in effect for such Eurodollar Loan plus the Applicable Rate, or (b) the Maximum Rate.

(c)The Loans comprising each Daily LIBOR Borrowing shall bear interest at the lesser of (a) the Daily LIBOR plus the Applicable Rate, or (b) the Maximum Rate

(d)Notwithstanding the foregoing, (A) if any principal of or interest on the Loans or any portion thereof or any other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of the Loans, the lesser of (x) 4% plus the rate otherwise applicable to the Loans as provided in the preceding paragraphs of this Section, or (y) the Maximum Rate, or (ii) in the case of any other amount, the lesser of (x) 4% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section, or (y) the Maximum Rate; and (B) after the occurrence of any Event of Default, at the option of the Administrative Agent, or if the Administrative Agent is directed in writing by the Required Lenders to do so, the Loans shall bear interest at a rate per annum equal to the lesser of (x) 4% plus the rate otherwise applicable to the Loans as provided in the preceding paragraphs of this Section, or (y) the Maximum Rate.

(e)Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Eurodollar Loan shall be payable on the effective date of such conversion.

(f)All computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed. The applicable Alternate Base Rate, Adjusted LIBO Rate, LIBO Rate, or Daily LIBOR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.14 Alternate Rate of Interest.

(a)If prior to the commencement of any Interest Period for a Eurodollar Borrowing or Daily LIBOR Borrowing:

(i)the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(ii)the Administrative Agent is advised by any Lender that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Eurodollar Loan for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

(b)If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that either (i) the circumstances set forth in clause (a) of this Section 2.14 have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a) of this Section 2.14 have not arisen but the supervisor for the administrator of LIBO Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBO Rate shall no longer be used for determining interest rates for loans (in the case of either such clause (i) or (ii), an "Alternative Interest Rate Election Event"), the Administrative Agent and the Borrowers shall endeavor to establish an alternate rate of interest to LIBO Rate, which rate may include adjustment (to be determined from time to time by Administrative Agent in its sole discretion) to effect an aggregate interest rate comparable to the LIBO Rate on a historical basis prior to such determination, and that gives due consideration to the then prevailing market convention for determining a rate of interest for dollar-denominated credit facilities in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Such amendment shall become effective without any further action or consent of any other party to this Agreement. To the extent an alternate rate of interest is adopted as contemplated hereby, the approved rate shall be applied in a manner consistent with prevailing market convention; provided that, to the extent such prevailing market convention is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent and the Borrowers. From such time as an Alternative Interest Rate Election Event has occurred and continuing until an alternate rate of interest has been determined in accordance with the terms and conditions of this paragraph, (x) any Request for Credit Extension that requests the conversion of any Loan to, or continuation of any Loan as, a Eurodollar Loan or Daily LIBOR Loan shall be ineffective, and (y) if any Request for Credit Extension requests a Eurodollar Loan or Daily LIBOR Loan, such Loan shall be made as a Base Rate Loan; provided that (subject to the first paragraph of this Section 2.14) LIBO Rate for such Interest Period is not available or published at such time on a current basis; provided, further, that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

Section 2.15 Increased Costs.

(a)If any Change in Law shall:

(i)subject any Recipient to any Taxes or withholding of any nature with respect to this Agreement, the other Loan Documents, such Lender's

Commitment or the Loans (other than for Indemnified Taxes, Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and Connection Income Taxes), or

(ii)materially change the basis of taxation (except for changes in taxes on gross receipts, income or profits or its franchise tax) of payments to any Recipient of the principal of or the interest on any Loans or any other amounts payable to any Lender under this Agreement or the other Loan Documents, or

(iii)impose or increase or render applicable any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law and which are not already reflected in any amounts payable by Borrowers hereunder) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Lender, or

(iv)impose on any Recipient any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Lender's

Commitment, or any class of loans or commitments of which any of the Loans or such Lender's Commitment forms a part;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or liquidity or on the capital or liquidity of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender's holding company would have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

(c)A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.06 or Section 2.11), or

(d)the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 2.18, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

Section 2.17 Taxes.

(a)All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim, and free and clear of and without deduction or withholding for any Taxes, except as required by Legal Requirements. If any Legal Requirement (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Legal

Requirements and, if such Tax is an Indemnified Tax, then the sum payable by the Borrowers shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)The Borrowers shall timely pay to the relevant Governmental Authority in accordance with Legal Requirements, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)The Borrowers shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error; provided that the determinations in such statement are made on a reasonable basis and in good faith.

(d)Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that a Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection.

(e)As soon as practicable after any payment of Taxes by a Borrower to a Governmental Authority pursuant to this Section 2.17, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by Legal Requirements or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the immediately following clauses (ii)(2)(A), (ii)(2)(B) and (ii)(2)(D)) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person:

(1)any Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), an electronic copy (or an original if requested by the Borrowers or the Administrative Agent) of an executed IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(2)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable:

(A)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an electronic copy (or an original if requested by the Borrowers or the Administrative Agent) of an executed IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the

"interest" article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-

8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;

(B)an electronic copy (or an original if requested by the Borrowers or the Administrative Agent) of an executed IRS Form W-8ECI;

(C)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a "10 percent shareholder" of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code (a "U.S. Tax Compliance Certificate") and (y) executed copies of IRS Form W- 8BEN or W-8BEN-E; or

(D)to the extent a Foreign Lender is not the beneficial owner, an electronic copy (or an original if requested by the Borrowers or the Administrative Agent) of an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W- 8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

(3)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), an electronic copy (or an original if requested by a Borrower or the Administrative Agent) of any other form prescribed by Legal Requirements as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Legal Requirements to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(4)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by Legal Requirements and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by Legal Requirements (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such

Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D),

"FATCA" shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

(g)If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section

2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all reasonable third party out-of-pocket expenses (including Taxes) of such indemnified party actually incurred and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund has not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it reasonably deems confidential) to the indemnifying party or any other Person.

(h)Each party's obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.18 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or of amounts payable under Section 2.15, Section 2.16 or 2.17, or otherwise) prior to 1:00 p.m., Boston, Massachusetts time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the reasonable discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its main offices in Cleveland, Ohio, except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. If the Administrative Agent receives a payment for the account of a Lender prior to 1:00 p.m., Boston, Massachusetts time, such payment must be delivered to the Lender on the same day and if it is not so delivered due to the fault of the Administrative Agent, the Administrative Agent shall pay to the Lender entitled to the payment interest thereon for each day after payment should have been received by the Lender pursuant hereto until the Lender receives payment, at the Federal Funds Effective Rate. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

(b)If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the

Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

(d)Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

(e)If any Lender shall fail to make any payment required to be made by it pursuant to 2.06(b) or 2.18(d), then the Administrative Agent may, in its reasonable discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such

Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.19 Mitigation Obligations; Replacement of Lenders.

(a)Each Lender will notify the Borrowers of any event occurring after the date of this Agreement which will entitle such Person to compensation pursuant to Sections 2.13 and 2.15 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, provided that such Person shall not be liable for any costs, fees, expenses, or additional interest due to the failure to provide such notice. If any Lender requests compensation under Section 2.13, or if any Borrower is required to pay any additional amount to any such Person or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to avoid or minimize the amounts payable, including, without limitation, the designation of a different lending office for funding or booking its Loans hereunder or the assignment of its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Borrower hereby agrees to pay all reasonable and documented costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)If any Lender requests compensation under Section 2.13, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, then such Borrower may, at its sole expense and effort (excluding any costs or expense incurred by such Defaulting Lender), upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts), and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

Section 2.20 Defaulting Lenders.

(a)Adjustments. Notwithstanding anything to the contrary contained in this Credit Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)Waivers and Amendments. That Defaulting Lender's right to approve or disapprove any amendment, waiver or consent with respect to this Credit Agreement shall be restricted as set forth in Section 9.02.

(ii)Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of a Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to ARTICLE VII or otherwise, and including any amounts made available to Administrative Agent by that Defaulting Lender pursuant to Section 9.08), shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to Administrative Agent hereunder; second, if so determined by Administrative Agent, to be held as cash collateral for future funding obligations of such Defaulting Lender; third, to the payment of any amounts owing to the non- Defaulting Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of that Defaulting Lender's breach of its obligations under this Credit Agreement; fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the applicable Borrower as a result of any judgment of a court of competent jurisdiction obtained by a Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Credit Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.20(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b)Defaulting Lender Cure. If the Borrowers and Administrative Agent agree in writing in their reasonable discretion that a Defaulting Lender has taken such action that it should no longer be deemed to be a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Defaulting Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon such Defaulting Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no cessation in status as Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising during the period that such Lender was a Defaulting Lender.

ARTICLE III

Representations and Warranties

Each Borrower represents and warrants to the Lenders and the Administrative Agent that:

Section 3.01 Organization; Powers. Each Loan Party and each of the Lead Borrower's Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 3.02 Authorization; Enforceability. The Transactions are within the corporate, partnership or limited liability company powers (as applicable) of the respective Loan Parties and their Subsidiaries and have been duly authorized by all necessary corporate, partnership or limited liability company action. This Agreement and the Loan Documents have been duly executed and delivered by each Loan Party which is a party thereto and constitute the legal, valid and binding obligation of each such Person, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect or which shall be completed at the appropriate time for such filings under applicable securities laws, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Loan Party or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party, except pursuant to the Security Documents.

Section 3.04 Financial Condition; No Material Adverse Change.

(a)The Lead Borrower has heretofore furnished to the Lenders, the most recent financial statements of each RIC Borrower for the fiscal period ended June 30, 2019 (and for Highland Global Allocation Fund, ended September 30, 2019) and the unaudited pro-forma balance sheet of the Parent Guarantor as of the Effective Date after giving effect to the IPO. Such financial statements present fairly, in all material respects, the financial position of the Parent Guarantor as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments.

(b)Since December 31, 2018, no event has occurred which would reasonably be expected to have a Material Adverse Effect.

Section 3.05 Properties.

(a)Each of the Loan Parties and its Subsidiaries has title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes, or Liens permitted under Section 6.01.

(b)To each Loan Party's actual knowledge, all franchises, licenses, authorizations, rights of use, governmental approvals and permits (including all certificates of occupancy and building permits) required to have been issued by Governmental Authority to enable each Loan Party or any of its Subsidiaries to continue to operate its respective business as currently operating have been lawfully issued and are in full force and effect, other than those which the failure to obtain in the aggregate would not materially impair the operations of any Loan Party or be otherwise reasonably expected to have a Material Adverse Effect. To each Loan Party's actual knowledge, no

Loan Party or any Subsidiary thereof is in violation of the terms or conditions of any such franchises, licenses, authorizations, rights of use, governmental approvals and permits, which violation would not materially impair the Collateral or be otherwise reasonably expected to have a Material Adverse Effect.

Section 3.06 Intellectual Property. To the actual knowledge of each Loan Party, such Loan Party and its Subsidiaries owns, or is licensed to use, all patents and other intellectual property material to its business, and the use thereof by such Loan Party or such Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not materially impair the operations of any Loan Party or be otherwise reasonably be expected to result in a Material Adverse Effect. To the actual knowledge of each Loan Party, there are no material slogans or other advertising devices, projects, processes, methods, substances, parts or components, or other material now employed, or now contemplated to be employed, by any Loan Party or any Subsidiary of any Loan Party, with respect to the operation of its business, and no claim or litigation regarding any slogan or advertising device, project, process, method, substance, part or component or other material employed, or now contemplated to be employed by any Loan Party or any Subsidiary of any Loan Party, is pending or threatened, the outcome of which could reasonably be expected to have a Material Adverse Effect.

Section 3.07 Litigation and Environmental Matters. To the actual knowledge of each Loan Party, except as set forth in Schedule 3.07 attached hereto, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, threatened against or affecting any Loan Party or any Loan Party's Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would, individually or in the aggregate, materially impair the operations of any Loan Party or be otherwise reasonably expected to result in a Material Adverse Effect or (ii) that involve this Agreement, the IPO, or the Transactions.

Section 3.08 Compliance with Laws and Agreements. Each of the Loan Parties and their Subsidiaries is in material compliance with all Legal Requirements (including all Environmental Laws) applicable to it or its property and all indentures, agreements and other instruments binding upon it or to its knowledge, its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

Section 3.09 Investment and Holding Company Status. Except for any RIC Borrower, neither any Loan Party nor any of its Subsidiaries is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940. Neither any Loan Party nor any of its Subsidiaries is a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

Section 3.10 Taxes. Each Loan Party and each of its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so would not reasonably be expected to materially impair the Collateral or otherwise result in a Material Adverse Effect.

Section 3.11 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. Neither any Loan Party nor any of its Subsidiaries have any Plans as of the date hereof. As to any future Plan the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) will not exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) will not exceed the fair market value of the assets of all such underfunded Plans.

Section 3.12 Disclosure. To the actual knowledge of the Loan Parties, each Loan Party has disclosed or made available to the Lenders all agreements, instruments and corporate or other restrictions to which it, any other Loan Party, or any of its Subsidiaries is subject, and all other matters known to it, that, in the aggregate, would reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of a Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 3.13 REIT Qualification. Each of the Parent Guarantor, NREF OP IV REIT Sub, LLC qualifies as a "real estate investment trust" under Section 856 of the Code. Each such Loan Party conducts its business in a manner which enables it to qualify as a real estate investment trust under, and to be entitled to the benefits of, §856 of the Code, and has elected to be treated as and will be entitled to the benefits of a real estate investment trust thereunder

Section 3.14 Margin Regulations. Neither any Borrower nor any Subsidiary thereof is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), and no proceeds of the Loans will be used to purchase or carry any margin stock.

Section 3.15 Subsidiaries; RIC Qualification. As of the Effective Date, the Lead Borrower has only the Subsidiaries listed on Schedule 3.15 attached hereto. Each of NexPoint Strategic Opportunities Fund and NexPoint Real Estate Strategies is a Delaware statutory trust duly organized pursuant to a certificate of trust filed with the Secretary of State of the State of Delaware, and is in good standing under the laws of Delaware. Each of Highland Income Fund and Highland Global Allocation Fund is a Massachusetts business trust duly organized pursuant to a certificate of trust filed with the Secretary of the Commonwealth of Massachusetts, and is in good standing under the laws of Massachusetts. Each RIC Borrower is a Registered Investment Company under the Investment Company Act of 1940. Each RIC Borrower conducts its business in a manner which enables it to qualify as a as a "closed-end company" under, and to be entitled to the benefits of, the Investment Company Act of 1940, and has elected to be treated as and will be entitled to the benefits of "closed-end company" thereunder. The information included in each Beneficial Ownership Certification is true and correct in all respects.

Section 3.16 OFAC; Anti-Money Laundering. None of the Lead Borrower, any of the other Loan Party, any of the other Subsidiaries, or any other Affiliate of thereof is (or will be) (i) a Sanctioned Person, (ii) located, organized or resident in a Designated Jurisdiction, (iii) to the best of each Loan Party's knowledge, without any independent inquiry, is or has been (within the previous five (5) years) engaged in any transaction with any Sanctioned Person or any Person who is located, organized or resident in any Designated Jurisdiction to the extent that such transactions would violate Sanctions, or (iv) has violated any Anti-Money Laundering Law in any material respect. Each of the Loan Parties and its Subsidiaries, and to the knowledge of the Loan Parties, each director, officer, employee, agent and Affiliate of the Borrowers and each such Subsidiary, is in compliance with the Anti-Corruption Laws in all material respects. The Loan Parties have implemented and maintain in effect policies and procedures designed to promote and achieve compliance with the Anti-Corruption Laws and applicable Sanctions.

Section 3.17 Solvency. As of the Effective Date and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents (including any contribution rights under the Guaranty), including all Loans made or to be made hereunder, no Loan Party is insolvent on a balance sheet basis such that the sum of such Person's assets exceeds the sum of such Person's liabilities, each Loan Party is able to pay its debts as they become due, and each Borrower has sufficient capital to carry on its business.

Section 3.18 Brokers. No Loan Party nor any of its Subsidiaries has engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Loans contemplated hereunder.

Section 3.19 Underwriting Agreement. The Underwriting Agreement is in full force and effect and has not been amended or rescinded since it was delivered to the Administrative Agent. None of the Parent Guarantor, the Lead Borrower, and Advisor is in default or breach of its obligations under the Underwriting Agreement and no Loan Party has knowledge of any breach or default by the Underwriters.

Section 3.20 MRA. To the extent Section 4.01(k) applies, the applicable NREF Borrowers represent and warrant that they have entered into a master repurchase agreement with Mizuho Securities USA LLC, or another financial institution acceptable to the Administrative Agent, that would allow the applicable NREF Borrowers to enter into reverse repurchase transactions in respect of the Freddie B-Pieces within 30 days after the Effective Date, which master repurchase agreement is in full force and effect.

ARTICLE IV

Conditions

Section 4.01 Effective Date. The obligations of the Lenders to make the Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)The Administrative Agent (or its counsel) shall have received from each Loan Party either (i) a counterpart of this Agreement and all other Loan Documents to which it is party signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of each such Loan Document other than the Notes) that such party has signed a counterpart of the Loan Documents, together with copies of all Loan Documents.

(b)The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Ballard Spahr, LLP, Maryland counsel for the Parent Guarantor, K&L Gates LLP, Massachusetts counsel for certain of the RIC Borrowers, Smith, Katzenstein & Jenkins LLP, Delaware counsel for the NREF Borrowers, and such other counsel as the Administrative Agent may approve, covering such matters relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request. The Borrowers hereby requests such counsel to deliver such opinion.

(c)The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties, the authorization of the Transactions and any other legal matters relating to the Loan Parties, this Agreement (including each Loan Party's compliance with Section 9.14 and other customary "know your customer" requirements) or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

(d)The Administrative Agent shall have received and accepted the Approved

Budget.

(e)The Administrative Agent shall have received searches of Uniform

Commercial Code ("UCC") filings (or their equivalent) with respect to the Loan Parties together with such other customary lien, litigation and bankruptcy searches as the Administrative Agent may require.

(f)The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date pursuant to any Loan Document, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder.

(g)The Administrative Agent shall have received executed copies of all other documents, certificates and instruments with respect to the Collateral as Administrative Agent may require and such other due diligence information as the Administrative Agent may require in respect thereof.

(h)The representations and warranties of each Loan Party set forth in this Agreement or in any other Loan Document shall be true and correct on and as of the Effective Date.

(i)At the time of and immediately after giving effect to the making of the Loans, no Default shall have occurred and be continuing.

(j)The Underwriting Agreement shall be in full force and effect and no breach or default thereunder shall have occurred and be continuing, to the extent available, a trade ticket or evidence from DTC that the Equity Interests will be issued and booked upon satisfaction of the conditions set forth in the Underwriting Agreement;

(k)if the aggregate amount of Net IPO Proceeds is expected to be less than $95,000,000 per the Approved Budget, the Borrowers shall have delivered to the Administrative Agent evidence acceptable to it of commitments for repurchase agreements with third-party lenders with respect to the Freddie B-Pieces that would be expected to generate net proceeds in an amount sufficient, when taken together with the Net IPO Proceeds, to repay the Loans in full;

(l)the Borrowers shall have delivered to the Administrative Agent evidence acceptable to it that all Indebtedness and Liens encumbering the Freddie B-Pieces shall have been (or concurrently with the Borrowings hereunder will be) paid in full, terminated, and discharged;

(m)Upon the reasonable request of any Lender made at least ten (10) days prior to the Effective Date, each Borrower shall have provided to such Lender the documentation and other information so requested in connection with applicable "know your customer" and anti-money-laundering rules and regulations, including the Patriot Act, in each case at least five (5) days prior to the Effective Date; and

(n)At least five (5) days prior to the Effective Date, any Borrower that qualifies as a "legal entity customer" under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to such Borrower to each requesting Lender.

Section 4.02 Each Borrowing. The obligation of each Lender (as applicable) to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

(a)The representations and warranties of each Borrower set forth in this Agreement or in any other Loan Document shall be true and correct on and as of the date of such Borrowing (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).

(b)At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

(c)With respect to any requested Borrowings, the Borrowers shall have complied with Section 2.03.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in this Section.

ARTICLE V

Affirmative Covenants

Until the principal of and interest on the Loans and all fees payable hereunder shall have been paid in full, each Borrower covenants and agrees with the Lenders that:

Section 5.01 Financial Statements; Ratings Change and Other Information. The Borrowers will furnish to the Administrative Agent and each Lender, promptly following any request therefor, such information regarding the operations, business affairs and financial condition of any Loan Party or any Subsidiary of a Borrower, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may reasonably request.

Section 5.02 Intentionally Omitted.

Section 5.03 Notices of Material Events. The Borrowers will furnish to the Administrative Agent and each Lender written notice of the following promptly after it becomes aware of same (unless specific time is set forth below):

(a)the occurrence of any Default under this Agreement or any default or event of default or other acceleration (whether or not a default exists under such Indebtedness) under any material Indebtedness of any Loan Party or its Subsidiaries or any collateral margin call that would reasonably be expected to constitute a Material Adverse Effect;

(b)within fifteen (15) Business Days after the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Borrower thereof that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;

(c)within fifteen (15) Business Days after the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in liability of a Borrower and its Subsidiaries in an aggregate amount exceeding $10,000,000.00; and

(d)any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Lead Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.04 Existence; Conduct of Business. Each Loan Party will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under this Agreement. No Loan Party may be organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

Section 5.05 Payment of Obligations. Each Loan Party will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, would result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not materially impair the Collateral or be otherwise reasonably expected to result in a Material Adverse Effect.

Section 5.06 Maintenance of Properties; Insurance. Each Loan Party will, and will cause each of its Subsidiaries to, (i) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and

(ii)maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are reasonable and customary for companies engaged in the same or similar businesses and operating in the same or similar locations.

Section 5.07 Books and Records; Inspection Rights.

(a)Each Loan Party will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.

(b)Each Loan Party will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice and subject to rights of tenants, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

Section 5.08 Compliance with Laws. Each Loan Party will, and will cause each of its Subsidiaries to, comply with (i) all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, (ii) the provisions of its corporate charter, partnership agreement, limited liability company agreement or declaration of trust, as the case may be, and other charter documents and bylaws, (iii) all agreements and instruments to which it is a party or by which it or any of its properties may be bound, (iv) all applicable decrees, orders, and judgments, and (v) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties, except, in each case, where the failure to do so, individually or in the aggregate, would not materially impair the Collateral or be otherwise reasonably be expected to result in a Material Adverse Effect.

Section 5.09 Use of Proceeds. The proceeds of the Loans made to the Borrowers as set forth on Schedule 2.01A will be used by each applicable RIC Borrower to repay certain Indebtedness of such RIC Borrower that is secured by the assets such RIC Borrower is contributing to the NREF Borrowers pursuant to the Contribution Transactions and to pay costs for the IPO and the Transactions in accordance with the Approved Budget. No part of the proceeds of the Loans will be used, whether directly or indirectly, for financing, funding or completing the hostile acquisition of publicly traded Persons or for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

Section 5.10 Fiscal Year. The Lead Borrower shall maintain as its fiscal year the twelve (12) month period ending on December 31 of each year.

Section 5.11 Environmental Matters. Each Borrower shall comply and shall cause each of its Subsidiaries and each Real Property owned or leased by such parties to comply in all material respects with all applicable Environmental Laws currently or hereafter in effect, except to the extent noncompliance would not reasonably be expected to have a Material Adverse Effect.

Section 5.12 KYC. Promptly following any request therefor, each Borrower shall provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable "know your customer" requirements under the Patriot Act, the Beneficial Ownership Regulation or other applicable Anti-Money Laundering Laws.

Section 5.13 Further Assurances. At any time upon the request of the Administrative Agent, each Borrower will, promptly and at its expense, execute, acknowledge and deliver such further documents and perform such other acts and things as the Administrative Agent may reasonably request to evidence the Loans made hereunder and interest thereon in accordance with the terms of this Agreement.

Section 5.14 REIT Requirements. Each of the Parent Guarantor and NREF OP IV REIT Sub, LLC, shall comply with all Legal Requirements to maintain, and, will at all times elect, qualify as and maintain, its status as a real estate investment trust under Section 856(c)(i) of the Code.

Section 5.15 RIC Borrower Covenants. Each RIC Borrower will comply with all Legal Requirements to maintain, and, will at all times elect, qualify as and maintain, its status as a Regulated Investment Company under the Investment Company Act of 1940.

Section 5.16 Keepwell. Each of the Parent Guarantor and each NREF Borrower that is a Qualified ECP Party at the time that the Agreement becomes effective with respect to any Hedging Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other NREF Borrower that is not then an "eligible contract participant" under the Commodity Exchange Act (a "Specified Party") to honor all of its obligations under the Agreement in respect of Hedging Obligations (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Party's obligations and undertakings under this Section 5.16 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Party under this Section 5.16 shall remain in full force and effect until the Loans have been repaid in full. Each Qualified ECP Party intends this Section

5.16to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a "keepwell, support, or other agreement" for the benefit of, each Specified Party for all purposes of the Commodity Exchange Act.

Section 5.17 Collateral Account. On or prior to the Effective Date, the NREF Borrowers will establish the Collateral Account, which will be pledged as collateral to the Administrative Agent, for the benefit of the Lenders, pursuant to the Account Pledge and will at all times be subject to the Account Control Agreement. The Loan Parties will, and will cause the Advisor and the Underwriters to, ensure that all proceeds from the issuance of Equity Interests in the Parent Guarantor pursuant to the Underwriting Agreement be deposited directly into the Collateral Account as soon as practicable after receipt thereof and until so deposited, any such proceeds will be received and held by the Loan Parties in trust for Administrative Agent and any assignee thereof permitted hereunder.

ARTICLE VI

Negative Covenants

Until the principal of and interest on the Loans and all other amounts due and payable hereunder have been paid in full, each Loan Party covenants and agrees with the Lenders that:

Section 6.01 Liens. No Loan Party will create, incur, assume or permit to exist any Lien on the Collateral, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except for Liens in favor of the Administrative Agent securing the Obligations and Permitted Encumbrances described in clause (i) of such definition.

Section 6.02 Fundamental Changes. No Loan Party will, without the prior consent of the Administrative Agent:

(a)merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of a Loan Party (whether now owned or hereafter acquired), or liquidate or dissolve;

(b)sell, transfer, lease or otherwise dispose of any of its material assets except pursuant to a bona fide arms length sale; or

(c)engage to any material extent in any business other than their respective business as conducted by the Loan Parties and their respective Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

Section 6.03 Investments, Loans, Advances and Acquisitions. No Loan Party will, directly or indirectly, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness (subject to Section 6.09 below) or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except for the Collateral and other investments permitted under their organizational documents, investment policies, and regulatory obligations.

Section 6.04 Hedging Agreements. The Loan Parties will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which any Subsidiary of a Borrower is exposed in the conduct of its business or the management of its liabilities.

Section 6.05 Restricted Payments. No Loan Party will, nor will it permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment at any time when a Default or Event of Default has occurred and is continuing; provided that any Subsidiary of a Loan Party may make Restricted Payments to such Loan Party at all times.

Section 6.06 Transactions with Affiliates. Each Loan Party will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to such Loan Party or such Subsidiary than would be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among a Loan Party and its wholly owned Subsidiaries not involving any other Affiliate, (c) transactions related to the closing of and ongoing activities necessary to implement the loan obligations and requirements of this Agreement, and (d) any Restricted Payment permitted by Section 6.05.

Section 6.07 Regulatory Negative Covenants. No Loan Party will fail to make any filing necessary to comply with the rules of any exchange in which its shares are listed. No RIC Borrower will fail to maintain its classification under the Investment Company Act of 1940 as a "closed-end company" as defined under Section 5 of the Investment Company Act of 1940.

Section 6.08 Restrictive Agreements. No Loan Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of a Loan Party or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to any Loan Party or any other Subsidiary or to Guarantee Indebtedness of a Borrower or any other Subsidiary; provided that the restrictions contained in this Section 6.08 shall not apply to (i) restrictions and conditions imposed by law or by this Agreement or as otherwise approved by the Administrative Agent, (ii) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness or Liens permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, or ownership interests in the obligors with respect to such Indebtedness, and (iv) solely with respect to clause (a), provisions in leases restricting the assignment thereof.

Section 6.09 Indebtedness. No Loan Party shall, nor shall Lead Borrower permit any of its Subsidiaries to, without the prior written consent of the Required Lenders, create, incur, assume, guarantee or be or remain liable, contingently or otherwise with respect to any Indebtedness on a recourse basis, except: (a) Indebtedness under this Agreement; (b) Indebtedness of the Parent Guarantor and its Subsidiaries existing on the date hereof and set forth in Schedule 6.09 and Indebtedness of the RIC Borrowers existing on the date hereof; (c) Indebtedness under any Hedging Obligations, (d) Indebtedness of any Borrower to any Subsidiary and of any Subsidiary to a Borrower or any other Subsidiary; (e) Indebtedness for trade payables and operating expenses incurred in the ordinary course of business; and (f) subject to Section 2.11(d)(ii), any other Indebtedness.

Section 6.10 [Intentionally Omitted].

Section 6.11 Amendment to Organizational Documents. Without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed, no Loan Party will amend, modify or waive any rights under its certificate of incorporation, bylaws or other organizational documents in any manner, except: (a) modifications necessary to clarify existing provisions of such organizational documents; (b) modifications which would not have a Material Adverse Effect, and (c) modifications in connection with mergers, consolidations, investments and other transactions not otherwise prohibited by the other provisions of this Agreement, including, modifications in connection with the IPO; provided that the Loan Parties shall promptly deliver a copy of such amended organizational documents to the Administrative Agent.

Section 6.12 Sanctions. No Borrower shall permit the proceeds of any Loan: (a) to be lent, contributed or otherwise made available to fund any activity or business in any Designated Jurisdiction; (b) to fund any activity or business of any Sanctioned Person or any Person located, organized, formed, incorporated or residing in any Designated Jurisdiction or who is the subject of any Sanctions; (c) in any other manner that will result in any material violation by any Person (including any Lender or Administrative Agent) of any Sanctions; or (d) to be used in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws.

Section 6.13 Compliance with Underwriting Agreement. The Parent Guarantor and the Lead Borrower will, and will cause the Advisor to, comply with the terms of the Underwriting Agreement applicable to them and use best efforts to satisfy the conditions to the Underwriters' obligations to purchase the Equity Interests in the Parent Guarantor as set forth in Section 11 of the Underwriting Agreement.

ARTICLE VII

Events of Default

Section 7.01 Events of Default: If any of the following events ("Events of Default") shall occur:

(a)the Borrowers shall fail to pay any principal of any Loans when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)the Borrowers shall fail to pay any interest on the Loans or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under any Loan Documents, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of over three (3) Business Days (such three Business Day period commencing after written notice from the Administrative Agent as to any such failure);

(c)any representation or warranty made or deemed made by or on behalf of any Loan Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Article V or VI other than Sections 5.04, 5.05, 5.06, 5.07(a), 5.08, and 5.11;

(e)any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of over thirty (30) days after notice thereof from the Administrative Agent to the Lead Borrower (which notice will be given at the request of any Lender) and if such default is not curable within thirty (30) days and the Loan Parties are diligently pursuing cure of same, the cure period may be extended for thirty (30) days (for a total of 60 days after the original notice from the Administrative Agent) upon written request from the Lead Borrower to the Administrative Agent;

(f)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(g)any Loan Party or any Subsidiary thereof shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article,

(iii)apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator,

conservator or similar official for such Person or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(h)any Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(i)one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against any Loan Party, any Subsidiary of a Borrower or any combination thereof and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of such Person to enforce any such judgment;

(j)an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in liability of a Loan Party and its Subsidiaries in an aggregate amount exceeding $10,000,000;

(k)any Loan Party shall default under any agreement and such default would reasonably be expected to result in a Material Adverse Effect;

(l)any Loan Party shall (or shall attempt to) disavow, revoke or terminate any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any Loan Document;

(m)any provision of any Loan Document with respect to the Collateral shall for any reason cease to be valid and binding on, enforceable against, any applicable Loan Party resulting in a Material Adverse Effect, or any lien created under any Loan Document ceases to be a valid and perfected first priority lien in any of the Collateral purported to be covered thereby;

(n)a Change in Control shall occur;

(o)any Loan Party or any of its Subsidiaries defaults under any recourse Indebtedness or any non-recourse Indebtedness or any other event or condition occurs that results in any such recourse or non-recourse Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Indebtedness to accelerate or otherwise cause any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; or

(p)at any time prior to the consummation of the IPO and the making of the prepayment under Section 2.11(d)(i), there occurs any material breach or default under the Underwriting Agreement or the Underwriting Agreement ceases to be in full force and effect;

then, and in every such event (other than an event described in clause (f) or (g) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Lead Borrower, take some or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all reasonable fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower, and (iii) exercise any other rights or remedies provided under this Agreement or any other Loan Document, or any other right or remedy available by law or equity; and in case of any event described in clause (g) or (h) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all reasonable fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

ARTICLE VIII

The Administrative Agent

Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. In the event of conflicting instructions or notices given to a Loan Party by the Administrative Agent and any Lender, each Borrower is hereby directed and shall rely conclusively on the instruction or notice given by the Administrative Agent.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with a Loan Party or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by a Loan Party or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein,

(iv)the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The Administrative Agent agrees that, in fulfilling its duties hereunder, it will use the same standard of care it utilizes in servicing loans for its own account.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in good faith in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrowers, and may be removed by the Required Lenders in the event of the Administrative Agent's gross negligence or willful misconduct. Upon any such resignation or removal, the Required Lenders shall have the right, with the approval of Borrowers (provided no Default has occurred and is continuing), which approval shall not be unreasonably withheld, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation or is removed, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a Lender, or a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent for its own behalf shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent. The Administrative Agent shall cooperate with any successor Administrative Agent in fulfilling its duties hereunder.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder. Administrative Agent agrees to provide the Lenders with copies of all material documents and certificates received by the Administrative Agent from Borrowers in connection with the Loans.

ARTICLE IX

Miscellaneous

Section 9.01 Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)if to a Loan Party, in care of NexPoint Strategic Opportunities Fund at 300 Crescent Court, Suite 700, Dallas, Texas 75201, Attention: Matt McGraner (Telephone No. (972) 419-6229 and Email: mmcgraner@highlandcapital.com); copies to: Winston

&Strawn LLP, 2112 N. Pearl Street, Suite 900, Attention: Charles T. Haag (Telephone No. (214) 453-6494 and Email: chaag@winston.com) and NexPoint Advisors, L.P., 300 Crescent Court, Suite 700, Dallas, Texas 75201, Attention: Legal (Telephone No. (972) 419-6223 and Email: Legal@Hcmlp.com);

(b)if to the Administrative Agent, to KeyBank, National Association, 225 Franklin Street, 16th Floor, Boston, Massachusetts 02110, Attention: Christopher T. Neil, (Telephone No. (617) 385-6202 and Email: christopher_t_neil@keybank.com; and

(c)if to any other Lender, to it at its address (or telecopy number) set forth on the signature pages of this Agreement, or as provided to Borrowers in writing by the Administrative Agent or the Lender.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received (or if such day is not a Business Day, on the next Business Day); (ii) if given by mail (return receipt requested), on the earlier of receipt or three (3) Business Days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid; or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article II shall not be effective until received.

Section 9.02 Waivers; Amendments.

(a)No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)Neither this Agreement nor any provision hereof nor any provision of any Loan Document may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vi) release any Loan Party from its obligations under the Loan Documents or release any Collateral, except as specifically provided for herein, without the written consent of each Lender,

(vii)subordinate the Loans or any Collateral without the written consent of each Lender, or (viii) consent to the Collateral securing any other Indebtedness without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

(c)There shall be no amendment, modification or waiver of ARTICLE VIII or any other provision in the Loan Documents that affects the rights or duties of the Administrative Agent under this Agreement or any of the other Loan Documents without the written consent of the Administrative Agent.

(d)Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender; and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

(e)If Administrative Agent shall request in writing the consent of any Lender to any amendment, change, waiver, discharge, termination, consent or exercise of rights covered by this Agreement, and such Lender fails to approve or deny such request in writing within ten (10) Business Days of the making of such written request, the Lender shall be deemed to have consented to the request.

Section 9.03 Expenses; Indemnity; Damage Waiver.

(a)Each Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any waivers, workout, restructuring or negotiations in respect of the Loans.

(b)Each Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby,

(ii)the Loans or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to a Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee as determined by a court of law in a final non-appealable judgment, or the failure of the Indemnitee to make Loans pursuant to its Commitment in breach of its obligations hereunder.

(c)To the extent that the Borrowers fail to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's pro rata share

(determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

(d)To the extent permitted by applicable law, each Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, the Loans or the use of the proceeds thereof.

(e)All amounts due under this Section shall be payable not later than ten days after written demand therefor.

Section 9.04 Successors and Assigns.

(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that a Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(1)the Lead Borrower, provided that (i) no consent of the Lead Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if a Default has occurred and is continuing, any other assignee, and (ii) such consent shall be deemed granted unless the Lead Borrower objects within five (5) Business Days of a receipt of written notice of the proposed assignment

(2)the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund; and

(3)the Administrative Agent.

Provided, no consent of the Lead Borrower or Administrative Agent shall be required in connection with any assignment to an entity acquiring, or merging with, a Lender.

(ii)Assignments shall be subject to the following additional conditions:

(1)except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the

Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000.00 unless each of the Lead Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Lead Borrower shall be required if a Default has occurred and is continuing and such consent shall not be unreasonably withheld;

(2)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(3)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500.00; and

(4)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

For the purposes of this Section 9.04(b), the term "Approved Fund" has the following meaning:

"Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii)Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such

Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of the principal amount of the Loans owing to, each

Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the

Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)Any Lender may, without the consent of any Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a

"Participant") in all or a portion of such Lender's rights and obligations under this

Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged,

(ii)such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (iv) each Borrower's obligations hereunder shall not be increased. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (d) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each

Participant's interest in the Loans or other obligations under the Loan Documents (the "Participant Register"); provided that, except in the case of a Participant asserting any right of set-off pursuant to Section 9.08, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Lead Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Lead Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.17(e) as though it were a Lender.

(e)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.05 Survival. All covenants, agreements, representations and warranties made by any Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of the Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on the Loans or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans or the termination of this Agreement or any provision hereof.

Section 9.06 Counterparts; Integration; Effectiveness.

(a)This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b)This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

(c)Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

(d)Each Borrower agrees that it shall never be entitled to be subrogated to any of the Administrative Agent's or any Lender's rights against any Borrower or other

Person or any collateral or offset rights held by the Administrative Agent or the Lenders for payment of the Loans until the full and final payment of the Loans and all other obligations incurred under the Loan Documents and final termination of the Lenders'

obligations, if any, to make further advances under this Agreement or to provide any other financial accommodations to any Borrower

Section 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits of a Loan Party (general or special, time or demand, provisional or final, but excluding any funds held by a Borrower on behalf of tenants or other third parties) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of a Loan Party against any of and all the obligations of such Loan Party now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrowers after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. In the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of this Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

Section 9.09 Governing Law; Jurisdiction; Consent to Service of Process.

(a)This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the state and federal courts in Boston, Massachusetts and in New York, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against such Borrower or its properties in the courts of any jurisdiction.

(c)Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND

(B)ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority,

(c)to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Lead Borrower (h) to any Person in connection with any Hedging Agreement, (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than a Borrower, or (j) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. For the purposes of this Section, "Information" means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party; provided that, in the case of information received from any Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.13 Interest Rate Limitation. If at any time there exists a maximum rate of interest which may be contracted for, charged, taken, received or reserved by the Lenders in accordance with applicable law (the "Maximum Rate"), then notwithstanding anything herein to the contrary, at any time the interest applicable to the Loans, together with all fees, charges and other amounts which are treated as interest on the Loans under applicable law (collectively, the "Charges"), shall exceed such Maximum Rate, the rate of interest payable in respect of the Loans hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been paid in respect of the Loans but were not payable as result of the operation of this Section shall be cumulated and the interest and Charges payable to the Lenders in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by the Lenders. If, for any reason whatsoever, the Charges paid or received on the Loans produces a rate which exceeds the Maximum Rate, the Lenders shall credit against the principal of the Loans (or, if such indebtedness shall have been paid in full, shall refund to the payor of such Charges) such portion of said Charges as shall be necessary to cause the interest paid on the Loans to produce a rate equal to the Maximum Rate. All sums paid or agreed to be paid to the holders of the Loans for the use, forbearance or detention of the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of this Agreement, so that the interest rate is uniform throughout the full term of this Agreement. The provisions of this Section shall control all agreements, whether now or hereafter existing and whether written or oral, between the parties hereto. Without notice to any Borrower or any other person or entity, the Maximum Rate, if any, shall automatically fluctuate upward and downward as and in the amount by which such maximum nonusurious rate of interest permitted by applicable law fluctuates.

Section 9.14 USA PATRIOT Act. Each Lender that is subject to the Patriot Act (as hereinafter defined) and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act"), it is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender or Administrative Agent, as applicable, to identify such Borrower in accordance with the Patriot Act. Borrower shall, promptly following a request by Administrative Agent or any Lender, provide all documentation and other information that Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable "know your customer" and Anti-Money Laundering Laws, rules and regulations, including the Patriot Act.

Section 9.15 Fiduciary Duty/No Conflicts.

The Administrative Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the "Lenders"), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its stockholders or its affiliates, on the other. The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm's-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Credit Documents and (y) each Lender is acting hereunder solely as principal and not as the agent or fiduciary of any Loan Party, its management, stockholders, creditors or any other Person. Each Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Loan Party, in connection with such transaction or the process leading thereto in its capacity as a Lender.

Section 9.16 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)the effects of any Bail-in Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Section 9.17 Additional ERISA Matters.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, that, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i)such Lender is not using "plan assets" (within the meaning of 29

CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Plans or Multiemployer Plans in connection with the Loans;

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender's entrance into, participation in, administration of and performance of the Loans and this Agreement;

(iii)(A) such Lender is an investment fund managed by a "Qualified Professional Asset Manager" (within the meaning of Part VI of PTE 84-14),

(B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender's entrance into, participation in, administration of and performance of the Loans and this Agreement; or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any Loan Party, that, none of the Administrative Agent or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto);

Section 9.18 Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support, "QFC Credit Support" and each such QFC a "Supported QFC"), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the "U.S. Special Resolution Regimes") in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a "Covered Party") becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BORROWERS:

NEXPOINT STRATEGIC OPPORTUNITIES FUND, a

Delaware statutory trust

/s/ James Dondero____________

Name: James Dondero

Title: President and Principal Executive Officer

NEXPOINT REAL ESTATE STRATEGIES FUND, a

Delaware statutory trust

/s/ James Dondero____________

Name: James Dondero

Title: President and Principal Executive Officer

HIGHLAND GLOBAL ALLOCATION FUND, a

Massachusetts business statutory trust

/s/ Lauren Thedford____________

Name: Lauren Thedford

Title: Secretary

HIGHLAND INCOME FUND, a Massachusetts business statutory trust

/s/ Lauren Thedford____________

Name: Lauren Thedford

Title: Secretary

[Signature Page to Bridge Credit Agreement]

NEXPOINT REAL ESTATE FINANCE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By: Brian Mitts, its general partner

/s/ Brian Mitts _________________

Brian Mitts

NREF OP I, L.P., a Delaware limited partnership

By: Brian Mitts, its general partner

/s/ Brian Mitts _________________

Brian Mitts

NREF OP II, L.P., a Delaware limited partnership

By: Brian Mitts, its general partner

/s/ Brian Mitts _________________

Brian Mitts

NREF OP IV, L.P., a Delaware limited partnership

By: Brian Mitts, its general partner

/s/ Brian Mitts _________________

Brian Mitts

[Signatures Continue on the Following Page]

[Signature Page to Bridge Credit Agreement]

NREF OP I HOLDCO, LLC, a Delaware limited liability company

By: NREF OP I, L.P., a Delaware limited partnership, its managing member

By: Brian Mitts, its general partner

/s/ Brian Mitts ____________

Brian Mitts

NREF OP I SUBHOLDCO, LLC, a Delaware limited liability company

By: NREF OP I HOLDCO, LLC, a Delaware limited liability company, a Delaware limited partnership, its managing member

NREF OP I, L.P., a Delaware limited partnership, a Delaware limited partnership, its managing member

By: Brian Mitts, its general partner

/s/ Brian Mitts _________________

Brian Mitts

NREF OP II HOLDCO, LLC, a Delaware limited liability company

NREF OP II, L.P., a Delaware limited partnership, its managing member

By: Brian Mitts, its general partner

/s/ Brian Mitts __________________

Brian Mitts

[Signature Page to Bridge Credit Agreement]

NREF OP II SUBHOLDCO, LLC, a Delaware limited liability company

By: NREF OP II HOLDCO, LLC, a Delaware limited liability company, a Delaware limited partnership, its managing member

By: NREF OP II, L.P., a Delaware limited partnership, a Delaware limited partnership, its managing member

By: Brian Mitts, its general partner

/s/ Brian Mitts__________________

Brian Mitts

NREF OP IV REIT SUB, LLC, a Delaware limited liability company

/s/ Brian Mitts ___________________

Name: Brian Mitts Title:

[Signatures Continue on the Following Page]

[Signature Page to Bridge Credit Agreement]

ADMINISTRATIVE AGENT:

KEYBANK, NATIONAL ASSOCIATION, as Administrative Agent,

By:	/s/ Christopher Neil
Name:	Christopher T. Neil
Title:	Senior Banker

LENDER:

KEYBANK, NATIONAL ASSOCIATION

By:	/s/ Christopher Neil
Name:	Christopher T. Neil
Title:	Senior Banker

[Signature Page to Bridge Credit Agreement]

SCHEDULE 2.01

LENDER	COMMITMENT
(Percentage)

KEYBANK, NATIONAL	$95,000,000.00
ASSOCIATION	(100%)

Schedule 2.01

SCHEDULE 2.01A

BORROWER	CLOSING DATE BORROWING

NexPoint Strategic Opportunities	$41,132,660.71
Fund

Highland Income Fund	$45,598,575.56

Highland Global Allocation Fund	$7,515,918.02

NexPoint Real Estate Strategies	$752,845.71
Fund

NexPoint Real Estate Finance	*each NREF Borrower shall be jointly
Operating Partnership, L.P.,	and severally liable for the total
NREF OP I, L.P., NREF OP II,	Commitment hereunder.
L.P., NREF OP IV, L.P., NREF
OP I SubHoldco LLC, NREF OP
II SubHoldco LLC, and NREF OP
IV REIT Sub, LLC, jointly and
severally

Schedule 2.01A

SCHEDULE 3.07

LITIGATION

NONE.

Schedule 3.07

SCHEDULE 3.15

LIST OF SUBSIDIARIES

[__]

Schedule 3.15

SCHEDULE 6.09

EXISTING NREF INDEBTEDNESS

1.Loan and Security Agreement, dated as of July 12, 2019, by and among NexPoint WLIF I Borrower, LLC, NexPoint WLIF II Borrower, LLC, and NexPoint WLIF III Borrower, LLC, as Borrower, and Federal Home Loan Mortgage Corporation, as Lender.

Schedule 3.15

BRIDGE CREDIT AGREEMENT

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Bridge Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all its Commitment and outstanding Loans and a corresponding interest in and to all other rights and obligations of the Assignor under the respective facilities identified below (including any guarantees included in such facilities) and

(ii)to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the

"Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

Assignee, subject to the terms and conditions hereof, hereby assumes all obligations of Assignor with respect to the Assigned Interests from and after the Effective Date as if Assignee were an original Lender under and signatory to the Credit Agreement, which obligations shall include, but shall not be limited to, the obligation to make Loans to the Borrowers with respect to the Assigned Interest and to indemnify the Administrative Agent as provided therein (such obligations, together with all other obligations set forth in the Credit Agreement and the other Loan Documents are hereinafter collectively referred to as the "Assigned Obligations"). Assignor shall have no further duties or obligations with respect to, and shall have no further interest in, the Assigned Obligations or the Assigned Interests.

1.	Assignor:	______________________________

2.	Assignee:	______________________________
[and is an Affiliate/Approved Fund of [identify Lender]1]
3.	Borrowers:	NexPoint Real Estate Finance Operating Partnership, L.P., et al.
4.	Administrative Agent:	KeyBank, National Association, as the administrative agent under the Credit Agreement
5.	Credit Agreement:	The Bridge Credit Agreement dated as of February 7, among
NexPoint Real Estate Finance Operating Partnership, L.P. and
certain of its Affiliates, as borrowers, the Lenders parties thereto, and
KeyBank, National Association, as Administrative Agent
6.	Assigned Interest:

	Aggregate Amount of	Amount of	Percentage	Amount of
	Commitments for all	Commitment	Assigned of	Outstanding Loans
	Lenders	Assigned	Commitment2	Assigned
	$_____	$_____	_____%	$_____

	$_____	$_____	_____%	$_____

	$_____	$_____	_____%	$_____

In consideration of the assignment made pursuant to this Assignment and Assumption, Assignee agrees to pay to Assignor on the Effective Date, an amount equal to the "Amount of Outstanding Loans Assigned" set forth in the table above.

Effective Date:	______________________, 20____ [TO BE INSERTED BY
ADMINISTRATIVE AGENT AND WHICH SHALL BE THE
EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE
REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:

Title:

1Select as applicable.

2Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder.

ASSIGNEE

[NAME OF ASSIGNEE]

By:

Title:

[Consented to and]3 Accepted:

[KeyBank, National Association], as

Administrative Agent

By:

Title:

[Consented to:]4

[NAME OF RELEVANT PARTY]

By:

Title:

3To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

4To be added only if the consent of the Borrower and/or other parties is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.Representations and Warranties.

1.1Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of any Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to the Credit Agreement, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; (b) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers as are reasonably incidental thereto pursuant to the terms of the Loan Documents; and (c) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the

Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. All payments to Assignee under the Credit Agreement shall be made as provided in the Credit Agreement in accordance with the separate instructions delivered to Administrative Agent.

3.General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

BRIDGE CREDIT AGREEMENT

EXHIBIT B

RESERVED

B-1

BRIDGE CREDIT AGREEMENT

EXHIBIT C

FORM OF NOTE

$_________________	__________, 2016

FOR VALUE RECEIVED, [___, as borrowers (individually and collectively, jointly and severally,][[___], as a borrower(] the "Maker"), [jointly and severally promise][promises] to pay without offset or counterclaim to the order of [insert name of Lender], ("Payee"), the principal amount equal to the lesser of (x) __________________________ ($_____________) or

(y)the outstanding amount advanced by Payee as a Loan [to Maker] under the Credit Agreement (as hereinafter defined), payable in accordance with the terms of the Credit Agreement.

Maker also promises to pay interest on the unpaid principal amount of this Note (this "Note") at the rates and at the times which shall be determined in accordance with the provisions of that certain Bridge Credit Agreement dated of even date herewith, among Maker, the Lenders named therein, and KeyBank, National Association, as Administrative Agent for itself and the Lenders (as hereafter amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

Payments hereunder shall be made to the Administrative Agent for the Payee at 127 Public Square, Cleveland, Ohio 44114-1306, or at such other address as Administrative Agent may designate from time to time, or made by wire transfer in accordance with wiring instructions provided by the Administrative Agent.

This Note is subject to (a) mandatory prepayment and (b) prepayment at the option of the Maker, as provided in the Credit Agreement.

This Note is issued pursuant to the Credit Agreement and is entitled to the benefits of the Credit Agreement, reference to which is hereby made for a more complete statement of the terms and conditions under which the Loan evidenced hereby is made and is to be repaid.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. MAKER AGREES THAT JURISDICTION AND VENUE FOR ANY ACTION REGARDING THIS NOTE SHALL BE AS SET FORTH IN THE CREDIT AGREEMENT.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

Maker promises to pay all reasonable fees, costs and expenses incurred in the collection and enforcement of this Note in accordance with the terms of the Credit Agreement. Maker and any endorser of this Note hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind (except such notices as may be expressly required under the Credit Agreement or the other Loan Documents) and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year first written above.

MAKER:

NEXPOINT STRATEGIC OPPORTUNITIES FUND, a

Delaware statutory trust

_____________________________

Name: James Dondero

Title: President and Principal Executive Officer

[___], a Delaware [___]

By: [___]

By:_____________________________

Name: James Dondero

Title: President and Principal Executive Officer

BRIDGE CREDIT AGREEMENT

EXHIBIT D

[FORM OF] INTEREST ELECTION REQUEST

[Date]

KeyBank, National Association as Administrative Agent

225 Franklin Street, 18th floor Boston, Massachusetts 02110

Attn: Mr. Christopher Neil

Re:	NexPoint Real Estate Finance Operating Partnership, L.P., et al.

Dear Ladies and Gentlemen:

This Interest Election Request is made with reference to that certain Bridge Credit

Agreement dated as of February 7, 2020 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among NexPoint Real Estate Finance Operating Partnership, L.P. ("Lead Borrower") and certain of its Affiliates, as borrowers (each, a "Borrower"), the financial institutions party thereto, as lenders, and KeyBank, National Association, as Administrative Agent. All capitalized terms used in this Interest Election Request (including any attachments hereto) and not otherwise defined in this Interest Election Request shall have the meanings set forth for such terms in the Credit Agreement. All Section references herein shall refer to the Credit Agreement.

The undersigned Lead Borrower hereby requests a conversion of an existing Loan to be made as follows:

A.ABR Loan.

1.	Amount of ABR Loan:	$_____________

2.Amount of conversion of existing

	Loan to ABR Loan	$_____________
3.	Date of ABR Loan conversion:	_____________

B.Eurodollar Loan:

1.	Amount of Eurodollar Loan:	$_____________

2.Amount of conversion of existing

Loan to Eurodollar Loan:	$_____________

3.Number of Eurodollar

D-1

	Loans(s) now in effect:	_____________
[cannot exceed four (4)]
4.	Date of Eurodollar Loan conversion:	_____________
5.	Interest Period:	_____________

6.Expiration date of current Interest

Period as to this conversion:	_____________

C.Daily LIBOR Loan:

1.	Amount of Daily LIBOR Loan:	$_____________

2.Amount of conversion of existing

	Loan to Daily LIBOR Loan:	$_____________
3.	Date of Eurodollar Loan conversion:	_____________

The Lead Borrower, for itself and on behalf of the other Borrowers, hereby represents and warrants that the amounts set forth above are true and correct, that the representations and warranties contained in the Credit Agreement are true and correct as if made as of this date (except to the extent relating to a specific date), and that the Borrowers have kept, observed, performed and fulfilled each and every one of its obligations under the Credit Agreement as of the date hereof [except as follows: _______________]

LEAD BORROWER:

NEXPOINT REAL ESTATE FINANCE OPERATING

PARTNERSHIP, L.P., a Delaware limited partnership

By: NexPoint Real Estate Finance OP GP, LLC, a

Delaware limited liability company, its general partner

_____________________________

Name:

Title:

D-2

EXHIBIT E-1

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Bridge Credit Agreement dated as of February 7, 2020 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among NEXPOINT REAL ESTATE FINANCE OPERATING PARTNERSHIP, L.P. and certain of its Affiliates, as borrowers (each, a "Borrower"), KEYBANK NATIONAL ASSOCIATION, as administrative agent for the lenders, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of a Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E (or successor form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date: ________ __, 20[ ]

EXHIBIT E-2

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Bridge Credit Agreement dated as of February 7, 2020 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among NEXPOINT REAL ESTATE FINANCE OPERATING PARTNERSHIP, L.P. and certain of its Affiliates, as borrowers (each, a "Borrower"), KEYBANK NATIONAL ASSOCIATION, as administrative agent for the lenders, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of a Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E (or successor form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date: ________ __, 20[ ]

EXHIBIT E-3

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Bridge Credit Agreement dated as of February 7, 2020 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among NEXPOINT REAL ESTATE FINANCE OPERATING PARTNERSHIP, L.P. and certain of its Affiliates, as borrowers (each, a "Borrower"), KEYBANK NATIONAL ASSOCIATION, as administrative agent for the lenders, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation,

(iii)with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of ta Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY (or successor form) accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E (or successor form) or (ii) an IRS Form W-8IMY (or successor form) accompanied by an IRS Form W-8BEN or W-8BEN-E (or successor form) from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date: ________ __, 20[ ]

EXHIBIT E-4

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Bridge Credit Agreement dated as of February 7, 2020 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among NEXPOINT REAL ESTATE FINANCE OPERATING PARTNERSHIP, L.P. and certain of its Affiliates, as borrowers (each, a "Borrower"), KEYBANK NATIONAL ASSOCIATION, as administrative agent for the lenders, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of a Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W- 8IMY (or successor form) accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E (or successor form) or (ii) an IRS Form W-8IMY (or successor form) accompanied by an IRS Form W-8BEN or W- 8BEN-E (or successor form) from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date: ________ __, 20[ ]

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